As filed with the Securities and Exchange Commission on June 26, 2007
Registration Statement No. 333-139218

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3386776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21557 Telegraph Road
Southfield, Michigan 48033
(248) 447-1500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel A. Ninivaggi
Executive Vice President, General Counsel and Chief Administrative Officer
Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033
(248) 447-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce A. Toth, Esq.
Brian M. Schafer, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement relating to these securities filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 26, 2007

PROSPECTUS

11,994,944 Shares of Common Stock

We issued 8,695,653 shares of our common stock offered by this prospectus in a private placement in November 2006 at a price of $23.00 per share. The remaining 3,299,291 shares of our common stock offered by this prospectus were acquired by the selling stockholders through open market purchases. The selling stockholders may use this prospectus to resell from time to time the shares of our common stock offered hereby.

Our common stock is listed on the New York Stock Exchange under the symbol “LEA.” On June 25, 2007, the last reported sale price for our common stock was $36.03 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 2 of this prospectus.

We will not receive any of the proceeds from the sale of the shares of our common stock by any of the selling stockholders. The shares of our common stock or interests therein may be offered and sold from time to time directly by the selling stockholders or alternatively through underwriters or broker-dealers or agents. The shares of our common stock or interests therein may be sold by the selling stockholders in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.

Neither the Securities and Exchange Commission, any state securities commission nor any other United States regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2007.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions identify these forward-looking statements. Any statements contained or incorporated in this prospectus which address operating or financial performance, events or developments that we expect or anticipate may occur in the future, including statements related to business opportunities, awarded sales contracts, sales backlog and net income per share growth or statements expressing views about future operating and financial results, are forward-looking statements. Because these forward-looking statements are subject to risks and uncertainties, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

•	general economic conditions in the markets in which we operate, including changes in interest rates or currency exchange rates;

•	the financial condition of our customers and suppliers;

•	fluctuations in the production of vehicles for which we are a supplier;

•	disruptions in the relationships with our suppliers;

•	labor disputes involving us or our significant customers or suppliers or that otherwise affect us;

•	our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;

•	the outcome of customer productivity negotiations;

•	the impact and timing of program launch costs;

•	the costs and timing of facility closures, business realignment or similar actions;

•	increases in our warranty or product liability costs;

•	risks associated with conducting business in foreign countries;

•	competitive conditions impacting our key customers and suppliers;

•	raw material costs and availability;

•	our ability to mitigate the significant impact of increases in raw material, energy and commodity costs;

•	the outcome of legal or regulatory proceedings to which we are or may become a party;

•	unanticipated changes in cash flow, including our ability to align our vendor payment terms with those of our customers;

•	the finalization of our restructuring strategy; and

•	other risks described in “Risk Factors” and the risks and information provided from time to time in our Securities and Exchange Commission filings.

In addition, our proposed merger with AREP Car Acquisition Corp. is subject to various conditions including the receipt of the requisite stockholder approval from our stockholders and other conditions to closing customary for transactions of that type. No assurances can be given that the proposed transaction will be consummated or, if not consummated, that we will enter into a comparable or superior transaction with another party.

All forward-looking statements included or incorporated by reference in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

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SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information you need to consider before investing in our common stock. To understand all of the terms of this offering and for a more complete understanding of our business, you should read carefully this entire document and the documents incorporated by reference in this document. When we use the terms “Lear,” “we,” “us” “the Company” and “our,” unless otherwise indicated or the context otherwise requires, we are referring to Lear Corporation and its consolidated subsidiaries. Our fiscal year ends on December 31 and each of our fiscal quarters consists of thirteen weeks.

Lear Corporation

Lear Corporation was incorporated in Delaware in 1987 and is one of the world’s largest automotive suppliers based on net sales. Our net sales have grown from $14.4 billion for the year ended December 31, 2002, to $17.8 billion for the year ended December 31, 2006. We supply every major automotive manufacturer in the world, including General Motors, Ford, DaimlerChrysler, BMW, Fiat PSA, Volkswagen, Renault-Nissan, Hyundai, Mazda, Toyota, Porsche and Honda. We supply automotive manufacturers with complete automotive seat and electrical distribution systems and select electronic products.

Our principal executive offices are located at 21557 Telegraph Road, Southfield, Michigan 48033. Our telephone number at that location is (248) 447-1500. Our website address is http://www.lear.com. Information on our website does not constitute part of this prospectus.

The Offering

Common stock offered by the selling stockholders:	11,994,944 shares

Use of proceeds:	We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock covered by this prospectus.

Stock Exchange Listing:	Our common stock is listed on the New York Stock Exchange under the symbol “LEA.”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained or incorporated by reference in this prospectus, including the section entitled “Disclosure Regarding Forward-Looking Statements” before investing in the common stock. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. If any of the following risks materialize, our business, financial condition or results of operations could be materially and adversely affected. In that case, you may lose some or all of your investment.

Risks Related to Our Business

Please see the information provided under the heading “Risks Related to our Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is incorporated by reference herein.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of our common stock covered by this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 165,000,000 shares of stock, including:

•	150,000,000 shares of common stock, $0.01 par value per share, of which 76,697,207 shares were issued and outstanding as of June 15, 2007; and

•	15,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are currently issued or outstanding.

Common Stock

This section describes the general terms of our common stock. For more detailed information, you should refer to our Restated Certificate of Incorporation and amended and restated bylaws, copies of which have been filed with the Securities and Exchange Commission. These documents are also incorporated by reference into this prospectus.

Holders of our common stock are entitled to one vote per share with respect to each matter submitted to a vote of our stockholders, subject to voting rights that may be established for shares of our preferred stock, if any. Except as may be provided in connection with our preferred stock or as otherwise may be required by law or our Restated Certificate of Incorporation, our common stock is the only capital stock entitled to vote in the election of directors. Our common stock does not have cumulative voting rights.

Subject to the rights of holders of our preferred stock, if any, holders of our common stock are entitled to receive dividends and distributions lawfully declared by our board of directors. We are currently restricted under the terms of our primary credit facilities from paying dividends above certain limited amounts to holders of our common stock. If we liquidate, dissolve, or wind up our business, whether voluntarily or involuntarily, holders of our common stock will be entitled to receive any assets available for distribution to our stockholders after we have paid or set apart for payment the amounts necessary to satisfy any preferential or participating rights to which the holders of each outstanding series of preferred stock are entitled by the express terms of such series of preferred stock.

The outstanding shares of our common stock are fully paid and nonassessable. Our common stock does not have any preemptive, subscription or conversion rights. We may issue additional shares of our authorized common stock as it is authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. We will file a copy of the certificate of designation that contains the terms of each series of preferred stock with the Securities and Exchange Commission each time we issue a series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of shares of our preferred stock in multiple series without the approval of stockholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms:

•	the designation of the series;

•	the number of shares within the series;

•	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

•	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

•	whether the shares are redeemable, the redemption price and the terms of redemption;

•	the amount payable to you for each share you own if we dissolve or liquidate;

•	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

•	voting rights applicable to the series of preferred stock; and

•	any other rights, preferences or limitations of such series.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our stockholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Limitation on Directors’ Liability

Our Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7)of the Delaware General Corporation Law, that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our Restated Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an “interested stockholder.” An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term “business combination” is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were stockholders before we became subject to Section 203. Additionally, our board of directors has taken appropriate corporate action to cause the selling stockholders, under certain circumstances, to not be deemed interested stockholders for purposes of Section 203. This corporate action with respect to the selling stockholders will no longer be effective in the event the beneficial ownership of the selling stockholders of our common stock exceeds 24% of our issued and outstanding stock. In such case, the selling stockholders shall be deemed to be interested stockholders for purposes of Section 203 as though the transaction that results in such excess share ownership had caused the selling stockholders to become interested stockholders under Section 203.

Charter and Bylaw Provisions

Our bylaws, as amended, contain provisions requiring that advance notice be delivered to us of any business to be brought by a stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by stockholders in nominating persons for election to our board of directors. Generally, such advance notice provisions provide that the stockholder must give written notice to our secretary (i) not less than 120 days nor more than 150 days prior to the first anniversary of the date of our consent solicitation or proxy statement released to stockholders in connection with our previous year’s annual meeting to bring business before an annual meeting of stockholders and (ii) not less than 60 days nor more than 90 days before the scheduled date of the annual meeting of stockholders to nominate persons for election to our board of directors. The notice must set forth specific information regarding such stockholder and such business or director nominee, as described in the bylaws. Such requirement is in addition to those set forth in the regulations adopted by the Securities and Exchange Commission under the Exchange Act. Our Restated Certificate of Incorporation provides that, subject to any rights of holders of preferred stock to elect one or more directors, the number of directors shall not be fewer than one nor more than fourteen and provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders’ meeting for election of directors following the most recent election of such class. Our directors may be removed only for cause.

The bylaws provide that stockholders may not act by written consent in lieu of a meeting, unless such written consent is signed by a sufficient amount of stockholders required to take such action. Special meetings of the stockholders may be called by the Chief Executive Officer, the President or the Secretary of Lear at the written request of a majority of the board of directors, but may not be called by stockholders. The bylaws may be amended by a majority (and in certain cases, 66 2/3%) of the board of directors or by the affirmative vote of the holders of at least a majority of the aggregate voting power of our outstanding capital stock entitled to vote thereon.

The foregoing provisions of the Restated Certificate of Incorporation and the amended and restated bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our stockholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

The Bank of New York serves as the registrar and transfer agent for our common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange. The trading symbol for our common stock on this exchange is “LEA.”

SELLING STOCKHOLDERS

We issued 8,695,653 shares of our common stock offered by this prospectus in a private placement in November 2006 at a price of $23.00 per share. The remaining 3,299,291 shares of our common stock offered by this prospectus were acquired by the selling stockholders through open market purchases. We are registering the shares of our common stock offered by this prospectus on behalf of the selling stockholders named in the table below.

The following table sets forth certain information known to us regarding the ownership of our common stock by the selling stockholders as of June 25, 2007. Except as disclosed in our Definitive Proxy Statement and Definitive Additional Proxy materials, and as set forth below, to the best of our knowledge, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates. We prepared this table based on the information supplied to us by the selling stockholders named in the table.

	Shares Beneficially		Number of Shares
Name and Address	Owned Before	Number of Shares	Owned After the
of Beneficial Owner	Offering	Offered	Offering(1)

Icahn Partners LP(2)	4,069,718	4,069,718	0
White Plains Plaza 445 Hamilton Avenue — Suite 1210 White Plains, NY 10601
Icahn Partners Master Fund LP(2)	5,526,235	5,526,235	0
c/o Walkers SPV Limited P.O. Box 908GT 87 Mary Street George Town, Grand Cayman Cayman Islands
Koala Holding LLC(2)	1,739,131	1,739,131	0
White Plains Plaza 445 Hamilton Avenue — Suite 1210 White Plains, NY 10601
High River Limited Partnership(2)	659,860	659,860	0
White Plains Plaza 445 Hamilton Avenue — Suite 1210 White Plains, NY 10601

(1)	Assumes that all shares registered pursuant to this registration statement are sold. The selling stockholders may sell all, some or none of their shares pursuant to this registration statement. The registration statement is being filed to register the shares purchased by the selling stockholders. None of the selling stockholders has informed us of their intent to sell their shares. Additionally, pursuant to the terms of a Voting Agreement dated February 9, 2007, the selling stockholders have agreed not to, directly or indirectly, sell, transfer, tender, pledge, or encumber their shares until the termination of the Agreement and Plan of Merger among Lear, AREP Car Holdings Corp. and AREP Car Acquisition Corp.

(2)	Icahn Partners LP (“Icahn Partners”) is a Delaware limited partnership, the general partner of which is Icahn Onshore LP (“Icahn Onshore”), a Delaware limited partnership. The general partner of Icahn Onshore is CCI Onshore Corp. (“CCI Onshore”), a Delaware corporation. Icahn Partners Master Fund LP (“Icahn Master”) is a Cayman Islands exempted limited partnership, the general partner of which is Icahn Offshore LP (“Icahn Offshore”), a Delaware limited partnership. The general partner of Icahn Offshore is CCI Offshore Corp. (“CCI Offshore”), a Delaware corporation. High River Limited Partnership (“High River”) is a Delaware limited partnership, the general partner of which is Hopper Investments LLC (“Hopper”), a Delaware limited liability company. The sole member of Hopper is Barberry Corp. (“Barberry”), a Delaware corporation. Koala Holding LLC (“Koala”) is a Delaware limited liability company, the sole member of which is Barberry. Each of CCI Onshore, CCI Offshore and Barberry is 100 percent owned by Carl C. Icahn, a citizen of the United States of America. Each of Icahn Onshore, CCI Onshore and Carl C. Icahn has shared voting power and shared dispositive power with regard to the shares beneficially owned by Icahn Partners. Each of Icahn Offshore, CCI Offshore and Carl C. Icahn has shared voting power and shared dispositive power with regard to the shares beneficially owned by Icahn Master. Each of Hopper, Barberry and Carl C. Icahn has shared voting power and shared dispositive power with regard to the shares beneficially owned by High River. Each of Barberry and Carl C. Icahn has shared voting power and shared dispositive power with regard to the shares beneficially owned by Koala. Vincent Intrieri, a member of our board of directors, is an officer of each of Icahn Partners, Icahn Master, Koala and High River.

PLAN OF DISTRIBUTION

The selling stockholders will be offering and selling the shares of our common stock offered and sold under this prospectus. We will not receive any of the proceeds from the offering of the shares of our common stock by the selling stockholders. Pursuant to a Stock Purchase Agreement, dated as of October 17, 2006, among us and certain of the selling stockholders (the “Stock Purchase Agreement”), we have agreed, among other things, to bear substantially all of the expenses, excluding underwriting discounts and commissions, in connection with the registration and sale of the shares of our common stock.

Pursuant to the terms of a Voting Agreement dated February 9, 2007, the selling stockholders have agreed not to, directly or indirectly, sell, transfer, tender, pledge, or encumber their shares until the termination of the Agreement and Plan of Merger among Lear, AREP Car Holdings Corp. and AREP Car Acquisition Corp.

We are registering the shares of our common stock covered by this prospectus to permit holders to conduct public secondary trading of the shares of our common stock from time to time after the date of this prospectus. We have been advised by the selling stockholders that they may sell all or a portion of the shares of our common stock beneficially owned by them and offered hereby from time to time:

•	directly; or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from the selling stockholders or from the purchasers of the common stock for whom they act as agent.

The shares of our common stock being offered by this prospectus may be sold from time to time in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the holders of the shares of our common stock by agreement between these holders and underwriters or dealers who may receive commissions in connection with the sale. The aggregate proceeds to the selling stockholders from the sale of shares of our common stock offered by them hereby will be the purchase price of the shares of our common stock less discounts and commissions, if any.

The sales described in the preceding paragraph may be effected in transactions:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	cross transactions, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	under which broker-dealers agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions whereby broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell shares short and redeliver the shares to close out such short positions. The selling stockholders may enter into options or other transactions with broker-dealers that require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from a selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares of our common stock for whom they act as agents or to whom they sell as principal, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act in connection with sales of the shares of our common stock. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act.

The selling stockholders and any broker-dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, in which event any commissions received by these broker-dealers, agents or underwriters and any profits realized by the selling stockholders on the resales of the securities may be deemed to be underwriting commissions or discounts under the Securities Act. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 of the Exchange Act. In addition, the selling stockholders may be subject to the prospectus delivery requirements of the Securities Act, unless an exemption therefrom is available.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholders and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock by the selling stockholders. Selling stockholders may not sell any, or may not sell all, of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. In addition, any shares of our common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The outstanding shares of our common stock are listed for trading on the New York Stock Exchange under the symbol “LEA.”

The selling stockholders and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholders and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-marking activities with respect to the particular shares of our common stock being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledges or secured parties may offer and sell shares of our common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders in the table under the heading “Selling Stockholders” to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may transfer and donate the shares of our common stock in other circumstances, in which case the transferees, donees, pledges or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Under the Stock Purchase Agreement, we are obligated to use our best efforts to keep the registration statement of which this prospectus is a part effective until such time as the selling stockholders receive an opinion acceptable to the selling stockholders from our legal counsel to the effect that the shares of our common stock may be resold in a transaction exempt from the registration requirements of the Securities Act without regard to any volume or other restrictions under the Securities Act. We may delay the filing or effectiveness of a registration statement or suspend the effectiveness of this registration statement and the use of this prospectus for one time in any 12-month period for up to a maximum of 75 days in specified circumstances.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby is being passed upon by Winston & Strawn LLP.

EXPERTS

The consolidated financial statements of Lear Corporation appearing in our Annual Report (Form 10-K) for the year ended December 31, 2006 (including the schedule appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission’s regional offices at 233 Broadway, New York, New York 10279 and 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604. Information relating to the operation of the public reference facility may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s Internet site is http://www.sec.gov. Copies of such materials can be obtained by mail from the Public Reference Branch of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

In addition, reports, proxy statements and other information concerning us may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Securities and Exchange Commission rules allow us to “incorporate by reference” into this prospectus the information we file with the Securities and Exchange Commission. We incorporate by reference into this prospectus:

•	our Definitive Proxy Statement on Schedule 14A filed on May 23, 2007 and Definitive Additional Materials on Schedule 14A filed on May 30, 2007, June 19, 2007, June 20, 2007 and June 22, 2007;

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	our Current Reports on Form 8-K and 8-K/A filed on January 11, 2007, January 25, 2007, February 5, 2007, February 9, 2007, February 14, 2007, April 5, 2007, April 25, 2007, May 31, 2007, June 19, 2007 and June 22, 2007; and

•	any future filings which we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering is complete.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the Securities and Exchange Commission will be incorporated by reference into, or otherwise included in, this prospectus.

We will make available free of charge, upon request, copies of this prospectus and any document incorporated by reference in this prospectus, other than exhibits to these documents that are not specifically incorporated by reference into those documents, by writing or telephoning Lear Corporation, 21557 Telegraph Road, P.O. Box 5008, Southfield, Michigan 48033, Attention: Investor Relations, tel. (248) 447-1500.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (or in any subsequently filed document which is also incorporated or deemed incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the approximate amount of fees and expenses payable by the registrant in connection with this offering. All of the amounts shown are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$38,248
Legal fees and expenses	$50,000
Accounting fees and expenses	$25,000
Miscellaneous	$25,000

Total	$138,248

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. In an action brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no such person adjudged liable to the corporation shall be entitled to indemnification unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that in view of the circumstances of the case, such person is entitled to indemnity. In any type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of a quorum of disinterested members of the board of directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the stockholders.

The registrant’s Restated Certificate of Incorporation and Bylaws require the registrant to indemnify its directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the registrant with certain of its executive officers and other key employees, the registrant must indemnify such officers and employees in the same manner and to the same extent that, the registrant is required to indemnify its directors under the registrant’s bylaws. Furthermore, the registrant has entered into indemnification agreements with certain of its directors in which the registrant agrees to hold harmless and indemnify the director to the fullest extent permitted by Delaware law. The registrant’s Restated Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.

The registrant has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant or its subsidiaries, or that may arise out of their status as directors or officers of the registrant or its subsidiaries, including liabilities under the federal and state securities laws.

Item 16.	Exhibits.

The following is a list of exhibits filed herewith or incorporated by reference herein.

Exhibit
Number	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1996).
3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated August 16, 2001).
5.1	Opinion of Winston & Strawn LLP.*
10.1	Stock Purchase Agreement, dated as of October 17, 2006, among the Registrant, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 17, 2006).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page therewith).
* Previously filed.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on the 26th day of June, 2007.

LEAR CORPORATION

By:	/s/ James H. Vandenberghe
James H. Vandenberghe
Vice Chairman and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

* Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer, President and Director (principal executive officer)	June 26, 2007

/s/ James H. Vandenberghe James H. Vandenberghe	Vice Chairman and Chief Financial Officer	June 26, 2007

* Matthew J. Simoncini	Senior Vice President, Finance and Chief Accounting Officer (principal accounting officer)	June 26, 2007

* Dr. David E. Fry	Director	June 26, 2007

* Vincent J. Intrieri	Director	June 26, 2007

* Justice Conrad L. Mallett	Director	June 26, 2007

* Larry W. McCurdy	Director	June 26, 2007

* Roy E. Parrott	Director	June 26, 2007

* David P. Spalding	Director	June 26, 2007

* James A. Stern	Director	June 26, 2007

Signature		Title	Date

* Henry D.G. Wallace		Director	June 26, 2007

* Richard F. Wallman		Director	June 26, 2007

*By:	/s/ James H. Vandenberghe Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Exhibit

3.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 1996).
3.2	Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K dated August 16, 2001).
5.1	Opinion of Winston & Strawn LLP.*
10.1	Stock Purchase Agreement, dated as of October 17, 2006, among the Registrant, Icahn Partners LP, Icahn Partners Master Fund LP and Koala Holding LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated October 17, 2006).
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page therewith).

*	Previously filed.